Exhibit 10.69

INDEMNITY
TO:	Gail D. Lilley

RE:	798795 Ontario Limited (the “Corporation”)
          In consideration for your acting as a director and/or officer of the Corporation at our request, whether or not you continue to act in such capacity or hold such office, we shall, to the extent permitted by law, indemnify you and save you harmless from and against:
1.	any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that you actually and reasonably sustain or incur in respect of any civil, criminal, administrative, investigative or other proceeding in which you are involved because of your association with the Corporation; provided that we are given prompt written notice of any such action, suit or proceeding, and an opportunity to participate and, upon our accepting full liability, to defend the same to the extent we are permitted to do so by law. Excluded from this indemnity shall be any claim, issue or matter where it is judicially adjudged:
(a)	that you did not act honestly and in good faith with a view to the best interests of the Corporation, or

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that you had no reasonable ground for believing that your conduct was lawful;
2.	any liability and all costs, charges and expenses that you actually and reasonably sustain or incur in respect of any matter in relation to which the Corporation’s by-laws require the Corporation to indemnify you; and

3.	all other costs, charges and expenses that you actually and reasonably sustain or incur in respect of the affairs of the Corporation; provided that prompt notice and accountings are given to us of all such costs, charges or expenses actually and reasonably sustained or incurred by you.
          In addition, if the Corporation has not advanced money to you for the costs, charges and expenses referred to above, we shall advance such money upon your request; provided that we first have received from you an undertaking that you will repay such money if it is ultimately determined that you are not entitled to be indemnified because you are unable to fulfill the conditions of paragraph 1(a) or (b).
          The foregoing indemnity shall also extend to your heirs and legal representatives. To the extent your liability as a director or officer extends to Blake, Cassels & Graydon LLP, or to any successor firm, that firm shall also be indemnified as provided above. The costs, charges and expenses referred to herein shall include the value of legal services actually and reasonably sustained by Blake, Cassels & Graydon LLP or any such successor firm, internally or as a result of engaging external counsel, in respect of any such civil or criminal action, suit or proceeding.
          If this indemnity is executed by more than one person, then the liability of such persons hereunder shall be joint and several. This indemnity shall extend to your association with any other body corporate or entity for which you agree to act as a director or officer or in a similar capacity at the request of the Corporation or at our request.
          Our subsidiary has executed a Unanimous Shareholder Declaration in respect of the Corporation and we hereby agree to provide you with 10 days prior written notice at your most recent address as indicated in the records of the Corporation in the event that we propose to amend or terminate such Unanimous Shareholder Declaration.
          We agree (a) that any action or proceeding relating to this indemnity may (but need not) be brought in any court of competent jurisdiction in the Province of Ontario, and for that purpose now irrevocably and unconditionally attorn and submit to the jurisdiction of such Ontario court; (b) that we irrevocably waive any right to, and will not, oppose any such Ontario action or proceeding on any jurisdictional basis, including forum non conveniens; and (c) not to oppose the enforcement against us in any other jurisdiction of any order Judgment, decision, ruling or award duly obtained from an Ontario court.
          This indemnity shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such Province.
          DATED: November 16, 2010.

REYNOLDS GROUP HOLDINGS LIMITED
By:	/s/ Graeme Hart
	Name:	Graeme Hart
	Title:	Director